UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2016

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928	38-3148187
(Commission file number)	(I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI	48304
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

 Agree Realty Corporation (the “Company”) announced on February 10, 2016 that it will release its fourth quarter and full year 2015 operating results after the market closes on Thursday, March 3, 2016. A conference call to discuss the operating results is scheduled for Friday, March 4, 2016 at 9:00 a.m. eastern time.

Interested parties and shareholders may access the call via teleconference or webcast:

Teleconference:

USA Toll Free:	1-866-363-3979
International:	1-412-902-4206

Webcast: https://www.webcaster4.com/Webcast/Page/408/13456

To participate, please dial-in or log-on at least 5 minutes prior to the scheduled time.

A live webcast of the Earnings Call will also be available through the Company's website. To access, log on to http://www.agreerealty.com ten minutes prior to the call.

A replay of the conference call webcast will be archived and available online through the Invest section of http://www.agreerealty.com.

Agree Realty is primarily engaged in the acquisition and development of properties net leased to industry leading retail tenants. The Company currently owns and operates a portfolio of 283 properties, located in 41 states and containing approximately 5.3 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol “ADC”.

For additional information, visit the Company’s home page at www.agreerealty.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Matthew M. Partridge
	Name:	Matthew M. Partridge
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: February 10, 2016